Exhibit 11



SHELDAHL, INC. AND SUBSIDIARY
STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
(in thousands, except per share data)



	For The Three Months Ended

					November 29,	December 1,
					1996		1995

Primary earnings per share

Weighted average number of issued
   shares outstanding			8,913		6,994

Effect of exercise of stock options
   under the treasury stock method	    -	  	  263
					______		______

Weighted average shares outstanding
   used to compute primary earnings
   per share				8,913		7,257
					======		======

Net income				$(1,733)	$  858
					======		======

Net income per share			$(0.19)		$ 0.12
					======		======

Fully diluted earnings per share

Weighted average number of issued
   shares outstanding			8,913		6,994

Effect of exercise of stock options
   under the treasury stock method	    -	  	  285
					______		______

Weighted average shares outstanding
   used to compute fully diluted
   earnings per share			8,913		7,279
					======		======

Net income				$(1,733)	$  858
					======		======

Net income per share			$ (0.19)	$ 0.12
					======		======
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